LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement")is made May 22, 2008 between the Borrower and Lender identified in the attached Authorization issued by the U.S. Small Business Administration("SBA") to Lender, dated April 24, 2008, SBA Loan Number 32342460-07 ("Authorization").

     SBA has authorized a guaranty of a loan from Lender to Borrower for the amount and under the terms stated in the attached Authorization (the "Loan").

     In consideration of the promises in this agreement and or other good and valuable consideration, Borrower and Lender agree as follows:

     1. Subject to the terms and conditions of the Authorization and SBA's Participating Lender Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan if Borrower complies with the following "Borrower Requirements". Borrower must:

        a. Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

        b. Execute a note and any other documents required by Lender; and

        c. Do everything necessary for Lender to comply with the terms and conditions of the Authorization.

     2. The terms and conditions of this Agreement:

        a. Are binding on Borrower and Lender and their successors and assigns;
                         and
        b. Will remain in effect after the closing of the Loan.

     3. Failure to abide by any of the Borrower Requirements will constitute an event of default under the note and other loan documents


             Borrower:
             Stinar Corporation

             By: /s/ RC Harvey                            Date: 5-22-08


             Lender: Signature Bank

             By:                                          Date:




          Wolters Kluwer Financial Services, St. Cloud, MN